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                                                              Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-98738 and No. 333-39407) pertaining to the Vion Pharmaceuticals, Inc. Amended and Restated Stock Option Plan and in the Registration Statement (Form S-3 No.333-37941) of Vion Pharmaceuticals, Inc. and in the related Prospectus of our report dated February 6, 1998, with respect to the consolidated financial statements of Vion Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                      Ernst & Young LLP

Hartford, Connecticut
March 9,1998